Exhibit 99.1

EMPIRE RESORTS, INC.’S MONTREIGN OPERATING COMPANY

SELECTED BY THE NEW YORK STATE GAMING FACILITY

LOCATION BOARD

TO APPLY FOR A GAMING FACILITY LICENSE

-Company is the Only Catskill/Hudson Valley Applicant Eligible to Apply -

December 17, 2014

Monticello, NY – Empire Resorts, Inc. (NASDAQ-GM: NYNY) (“Empire”) today announced that its wholly owned subsidiary, Montreign Operating Company, LLC (“Montreign”), was selected in a unanimous vote by the New York State Gaming Facility Location Board (“Board”) as the sole Catskill/Hudson Valley Region One (“Region One”) casino applicant eligible to apply to the New York State Gaming Commission (“Gaming Commission”) for a Gaming Facility License. The Board announced their selection of Montreign today after having initiated a Request for Applications competitive process on March 31, 2104. The Gaming Commission will award such Gaming Facility Licenses upon confirmation of the applicants’ suitability and their respective ability to complete the gaming facility.

“It’s a great day for Empire Resorts, the resilient residents of Sullivan County, and our co-developer EPR Properties,” said Emanuel Pearlman, Empire’s Chairman. “Today’s decision by the Board is an important next step as we finalize our plans to attract tourism to Upstate New York and create thousands of good paying jobs as well as new revenue for local businesses. We thank the Board for their hard work in vetting these applications, and their decision is very much valued and appreciated. After receiving all final regulatory approvals, we will break ground as soon as possible on what will truly be a Catskills destination reborn.”

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Contact:

Empire Resorts

Charles Degliomini

Executive Vice President

845-807-0001

cdegliomini@empireresorts.com